

Q4 2021 Earnings Call Presentation

gevo

February 24, 2022

FORWARD LOOKING STATEMENTS

Any statements in this presentation about our future expectations, projections, estimates, plans, outlook and prospects, and other statements containing the words "believes," "anticipates," "plans," "estimates," "expects," "intends," "may" and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: our Net-Zero 1 Project, RNG and other projects; our financial projections concerning our Net-Zero 1 Project, including, but not limited to, design, capital costs, project revenue, RNG Project EBITDA, Net-Zero 1 Project EBITDA; the status of the engineering work for our Net-Zero 1 Project; our growth plans and strategies; our technologies; Axens technologies; climate smart Ag, the Net-Zero Business System; our ability to obtain and maintain certifications related to our products; our ability to enter into additional contracts to sell our products; the status of our contract discussions and negotiations; memoranda of understanding, discussions and negotiations relating to potential projects; our projected revenues or sales; our ability to perform under current or future contracts; our ability to become profitable; our ability to finance our Net-Zero Projects; and other factors discussed in the "Risk Factors" of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in other filings that we periodically make with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent our views as of the date of this presentation. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this presentation.

HIGHLIGHTS

Gevo and Axens Ink Alliance for Ethanol-to-Jet Technology and Sustainable Aviation Fuel Commercial Project Development

October 12, 2021 09:00 ET | Source: Gevo, Inc.

ENGLEWOOD, Colo., Oct. 12, 2021 (GLOBE NEWSWIRE) -- Gevo, Inc. (NASDAQ: GEVO) and Axens North America, Inc. (Axens) have entered into an agreement that establishes a strategic alliance aimed at accelerating the commercialization of sustainable ethanol-to-jet (ETJ) projects in the United States. As part of the alliance, Axens brings technologies with over 60 related patents; engineering packages; proprietary catalysts; and certain proprietary equipment required to convert ethanol into jet fuel. Axens would also provide process guarantees for commercial ETJ projects. Gevo expects to develop, own, and operate ETJ plants to produce sustainable aviation fuel (SAF), utilizing its expertise in renewable alcohol production and technologies; Net-Zero business model; project financing expertise; customer relationships, and contracts.

Gevo Inks Largest Supply Agreement To-Date for Renewable Fuels

Kolmar Deal Valued at Up to US$2.4 Billion over Eight Years

December 07, 2021 09:00 ET | Source: Gevo, Inc.

ENGLEWOOD, Colo., Dec. 07, 2021 (GLOBE NEWSWIRE) -- Gevo, Inc. (NASDAQ: GEVO) has a new partner: Kolmar Americas Inc. ("Kolmar"). Kolmar and Gevo have entered into a financeable fuel supply agreement for 45 million gallons per year (on a neat basis) of renewable, energy-dense liquid hydrocarbons that are expected to be produced from Gevo's second Net-Zero production facility, Net-Zero 2. Kolmar is a wholly owned subsidiary of Kolmar Group AG that is a privately held service provider, manufacturer, and marketer of renewable fuels headquartered in Zug, Switzerland.

The agreement with Kolmar demonstrates that Gevo is continuing to diversify its partner base geographically as it grows its presence on the global stage. The fuel supply agreement provides for Gevo to supply Kolmar with

ADM, Gevo Sign MoU to Produce up to 500M Gallons of Sustainable Aviation Fuel

ADM Columbus and Cedar Rapids dry mills as well as ethanol assets from Decatur operations would transition from fuel ethanol to serving growing demand for lower-carbon aviation fuel

October 25, 2021 09:00 ET | Source: Gevo, Inc.; ADM

CHICAGO and ENGLEWOOD, Colo., Oct. 25, 2021 (GLOBE NEWSWIRE) -- ADM (NYSE: ADM), a global leader in nutrition and agricultural origination and processing, and Gevo, Inc., (NASDAQ: GEVO), a pioneer in transforming renewable energy into low carbon, energy-dense liquid hydrocarbons, announced today that they have signed a memorandum of understanding (MoU) to support the production of sustainable aviation fuel (SAF) and other low carbon-footprint hydrocarbon fuels.

The MoU contemplates the production of both ethanol and isobutanol that would then be transformed into

Gevo Begins Startup of Its Renewable Natural Gas Project in Northwest Iowa on Schedule

Gevo's wholly owned dairy-manure-based renewable natural gas project is coming online and expects to lead to annual distributions of $9 million to $16 million.

January 31, 2022 09:00 ET | Source: Gevo, Inc.

ENGLEWOOD, Colo., Jan. 31, 2022 (GLOBE NEWSWIRE) -- Gevo, Inc. (NASDAQ: GEVO) is pleased to announce today that it has begun the process of bringing its wholly owned dairy manure-based renewable natural gas ("RNG") project online. Located in northwest Iowa, the project is known as Gevo NW Iowa RNG, LLC ("NW Iowa RNG"), and it is expected to produce approximately 355,000 MMBtu of RNG per year.

"We're excited to get NW Iowa RNG online, right on schedule," says Dr. Chris Ryan, president and COO of Gevo, Inc. "Our team here has done a terrific job, creating a facility that will become an example of how renewable energy can work for years to come, and we're excited to bring our partnership with area farmers to the next

CARBOHYDRATES TO SAF: THE NET-ZERO BUSINESS SYSTEM

Goal is to achieve 1BGPY of capacity or more by 2030



Net-Zero Plant Concept
Carbohydrate Rich Plant-Based Feedstocks
CO2 consumed
Soil Carbon Sink
Climate Smart Ag enables low or negative carbon intensity feedstocks
Fermentation Process Technology
• Naturally densifies carbohydrate energy as alcohols.
• Concentrates biogenic CO2 that can be captured and stored.
• Recover high quality protein and oil for pet, aquaculture and animal nutrition.
Intermediate Alcohols
Efficient intermediate for the catalytic conversion to drop-in products
Catalytic Transformation
• Novel application of catalytic transformations commonly used in the petroleum industry.
• Optimization and integration enables lower carbon intensity.
Drop-In SAF, Renewable Fuels and Sustainable Chemicals
Enables existing transportation, petroleum and petrochemical infrastructure to become net-zero and beyond based on the Argonne GREET model
H2
Powering with de-fossilized energy
Blockchain Enabled Tracking and Carbon Accounting
VERITY TRACKING

DEMAND IS INCREASING ESPECIALLY FOR SAF


Estimated Fuel Demand in 2030
(Billions of Gallons)
100% Global Jet Demand *
SAF @ 30% Global Jet Demand
SAF @ 10% Global Jet Demand
CA Diesel **
129
39
13
4
0 10 20 30 40 50 60 70 80 90 100 110 120 130
BGPY
SOURCE: * OPEC World Oil Outlook 2021 ** Life Cycle Assoc.

Recent MOUs/Deals to Support SAF Production

ADM · Axens (Powering integrated solutions) · Chevron

Market Traction

~ 98 MMGPY Total Volumes Currently Contracted

>1.5 BGPY Total Volumes in Contract Development Pipeline(2)

	~$3 billion Financeable Off-Takes *(signed)*(1)	>$30 billion Financeable Off-Takes *(including negotiations and discussions)*(2)	Other Off-Takes(3)
Gasoline	Haltermann Carless; Kolmar; Trafigura	Chevron; Global Companies	City of Seattle
Jet Fuel	Delta; Total; SAS; Trafigura; Kolmar	Chevron; Global Companies	Avfuel; Titan Aviation Fuels; NetJets; Bombardier

(1) The estimate is based on certain revenue assumptions in the contracts, including the value of certain environmental credits and the sales price of the fuel. This estimate represents the revenue over the entire term of the contracts
(2) Calculated as in (1) and represents an estimate of potential outcomes depending on discussions and negotiations. There can be no guarantee that any of these contracts get executed and close. They are being discussed and/or negotiated
(3) Includes distributors and end customers

NET ZERO-1 UPDATE

- We believe that the Net-Zero Plant concept will work for the ethanol production integrated into SAF process, so we've adjusted our plans for our Net-Zero 1 project ("NZ1") to use ethanol rather than isobutanol ("IBA")
  - We have an exclusive license in the U.S. with Axens for converting ethanol to SAF and other hydrocarbons
    - Axens is already commercially operating at full scale using petrochemicals, with many years of experience
    - Axens would provide certain process guarantees to assist in reducing risk for ethanol to SAF
  - Total expected hydrocarbon gallons for NZ1 should increase by 33% from 45 to 60 MGPY
  - We expect to produce more gallons of SAF with less capital by using the ethanol fermentation route
    - We expect that the installed and financed capital cost would be about $900M, a decrease over what the IBA route capex would be on a per gallon basis
    - Less perception of risk because ethanol and the Axens processes are more commercially accepted, which we expect to aid in financing NZ1

Axens
Powering integrated solutions

- We expect to make more money: Net-Zero 1 Project EBITDA(1) is projected to be about $150-200M per year(2), with potential to be even higher if we employ carbon sequestration technology as well
- Much of our engineering work to date for NZ1 stays the same because of the similarity of processes and site
- We expect to be able to leverage the designs of NZ1 with other ethanol plants to make net-zero SAF from existing ethanol plants. We believe it will take less capital and increase speed in achieving our 1BGPY goal
- We still plan on commercializing IBA, but we'll focus our primary effort on the ethanol to SAF route in our initial large scale plant developments

(1) Net-Zero 1 Project EBITDA in this presentation is a non-GAAP financial measure that we define as total operating revenues less total operating expenses for the project. (2) Estimated based on current assumptions, including those around future commodity pricing and future environmental benefit credit values, and preliminary engineering work.

NET-ZERO 1*: BEING ENGINEERED NOW--EXPECTED TO BE OPERATING IN 2025

One site, Multiple "Off-the-Grid"** integrated plants: Mill, Protein, Oil, Chemical and Hydrocarbon Plant

Projected Net-Zero 1 Project EBITDA: ~$150-200M/yr (Based on current assumptions)***, ~$900M Total Capex (financed and installed)



~+430M lbs/yr Animal Feed, Protein
~30M lbs/yr Corn Oil
Production Processes
Integrated Mill/Fermentation Plant/Hydrocarbon Plant
~35MM Bu Low Carbon Corn
Protein & Oil
Residual Starch Slurry
Alcohol then Chemical/Hydrocarbon Production
~60MGPY of Hydrocarbons
Hydrocarbon Fuel Products
SAF 82%
Diesel 7%
Naptha 11%
Waste-Water
Water
Biogas
Electricity
Hydrogen
On-Site Water Treatment/Biogas Production
Biogas
On-Site Electricity Production
Off-Site Wind Electricity Production
Renewable Hydrogen Production
Carbon Sequestration (Upside, not currently included in returns)
Integrated Energy Complex
Energy, Utilities, Water Processes

*Currently planned for Lake Preston, SD volumes of inputs and products are subject to change. **The plant would be connected to the grid to supply energy to the grids, and also to take energy from the grids if needed. The plant is being designed to be self sufficient for its energy between what can be generated on-site and from the planned off-site wind farm. Gevo may also bring RNG to the plant from its RNG project. The financial projections on this slide are based on certain assumptions such as corn price, oil price, protein price, carbon value, and others that can change. The financial projections are also based on current engineering and design work completed to date which work has approximately a plus/minus 50% error bar. ***Estimated based on current assumptions, including those around future commodity pricing and future environmental benefit credit values, and preliminary engineering work

PLANNING MORE CAPACITY FASTER

Build-out based on existing ethanol capacity

- We don't have to invest in fermentation and grind
- We'd work with ethanol plant owners to decarbonize their plants
- We'd bring our technology package to optimize ethanol and energy integration for SAF production
- We'd bring the SAF plant (same design as NZ1 SAF plant)

ADM

Build greenfield plants

- Choose "ideal" site for decarbonization and economics
- Copy NZ1 design
- Several sites in development that are at least as good as Lake Preston

gevo RNG

- **Capacity of 355,000 MMBTU will be 5th largest dairy RNG project ever done in US***
- Expected to be completed on time and in budget. Startup expect to inject RNG into pipeline starting in 2Q 2022
- Once we have 3 months of steady state operation, we can file for LCSF pathway. Because of the backlog at CARB we'd expect that pathway approval will be late 2022 or 1Q 2023.
- RNG Project EBITDA** from this project in 2023 is expected to be about $16M-22M depending upon CI scores approved by CARB




RRJ
RNG
WMD
MVD
Pinnacle Engineering
gevo

Gevo Pipeline




*Economic Analysis of the US Renewable Natural Gas Industry – December 2021 – The Coalition for Renewable Natural Gas. **RNG Project EBITDA is a non-GAAP financial measure that we define as total operating revenues less total operating expenses for the project.

GEVO HYDROCARBON PLANT UNDER CONSTRUCTION



praj

Innovate • Integrate • Deliver

Hydrocarbon Plant under construction in India

- Praj is building a small isobutanol to SAF plant 3,000mt/y expected to be delivered in 2022
- Expected to be installed in Luverne, MN in 4Q of 2022
- Expected to supply isooctane, SAF, and chemicals to specialty markets using IBA as feedstock

2021 FINANCIALS

Cash, Cash Equivalents, Restricted Cash, and Marketable Securities	~$476 million (12/31/2021)
Debt	~$67 million (12/31/2021)
Common Shares Outstanding	~202 million (12/31/2021)

- **Corporate Cash Burn**
  - Total 2021: ~$18 million*
  - Built team and capabilities to execute business plan
    - Engineering
    - Operations for NZ1
    - Carbon tracking and Verity
    - Re-staffed Luverne, started it back up
    - Site development (NZ1 and NZ2)
    - Financing
- **Capital Projects**
  - Total for 2021: ~$82 million
  - Utilized on
    - RNG
    - NZ1 development
    - Strategic patents and licenses
- **Looking Forward in 2022**
  - Deployment

* Amount is net of non-cash stock-based compensation